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                                                                    EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN MUTUAL HOLDING COMPANY


TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

The corporation hereinafter named ("Corporation") does hereby adopt the following Amended and Restated Articles of Incorporation:

1. The name of the Corporation is American Mutual Holding Company. These amended and restated articles of incorporation change the name of the Corporation to "AmerUs Group Co." and effect other corporate changes.

2. The Articles of Incorporation of the Corporation are amended and restated so as henceforth to read in their entirety as follows:

                                    ARTICLE I

                                      NAME

The name of the corporation is AmerUs Group Co. (the "Corporation") by which name it shall continue to do business and shall have and retain all of its property, rights and privileges.

                                   ARTICLE II

                 PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT

The location of the principal executive office of the Corporation is 699 Walnut Street, Des Moines, Iowa 50309. The registered office of the Corporation shall be at the same address and the name of its initial registered agent under these Amended and Restated Articles of Incorporation at that office is James A. Smallenberger.

                                   ARTICLE III

                               PERPETUAL EXISTENCE

The Corporation shall have perpetual existence.




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                                   ARTICLE IV

                                    PURPOSES

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act.

                                    ARTICLE V

                          EXEMPTION OF PRIVATE PROPERTY

The private property of the shareholders, directors, officers, agents and managers of the Corporation shall in no case be liable for corporate debts, but shall be exempt therefrom.

                                   ARTICLE VI

                                 CAPITALIZATION

SECTION 1.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares, of which twenty million (20,000,000) shares shall be preferred stock, no par value, issuable in one or more series and two hundred thirty million (230,000,000) shares shall be common stock, no par value.

SECTION 2.

The shares of common stock of the Corporation shall, in all respects, entitle the holder to the same rights and preferences, and subject the holder to the same qualifications, limitations and restrictions as all other holders of common stock. The shares of common stock of the Corporation are and shall be subject to the relative rights, preferences, qualifications, limitations, and restrictions of any class or series of preferred stock now or hereafter issued by the Corporation.

SECTION 3.

The Board of Directors of the Corporation is hereby expressly authorized, at any time and from time to time, to divide the shares of preferred stock into one or more series, to issue from time to time in whole or in part the shares of preferred stock or the shares of any series thereof, and in the resolution or resolutions providing for the issue of shares of preferred stock or of a particular series to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that may be desired, to the fullest extent now or hereafter permitted by Section 490.602 of the Iowa Business Corporation Act, as amended from time to time; provided, however, in no event shall preferred stock have more than one vote for each share of preferred stock.



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SECTION 4.

No shareholder of the Corporation shall be entitled to exercise any right of cumulative voting.

                                   ARTICLE VII

                                   MANAGEMENT

SECTION 1.

The business and affairs of the Corporation shall be under the direction of the Board of Directors. The authorized number of directors shall in no case be fewer than seven (7) or more than twenty-one (21). The exact number of directors within such range shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

SECTION 2.

The directors of the Corporation, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, determined by terms expiring in successive years: Class I, Class II and Class III. The directors in Class I shall be Wesley H. Boldt, Des Moines, Iowa; Roger K. Brooks, Des Moines, Iowa; and F. A. Wittern, Jr., West Des Moines, Iowa; and each such person shall serve a term expiring at the first annual shareholders' meeting following the effective date hereof; the directors in Class II shall be John R. Albers, Dallas, Texas; Dr. Joseph A. Borgen, St. Charles, Iowa; Thomas F. Gaffney, Tierra Verde, Florida; and Jack C. Pester, Houston, Texas; and each such person shall serve a term expiring at the second annual shareholders' meeting following the effective date hereof; and the directors in Class III shall be Malcolm Candlish, Osprey, Florida; Ralph W. Laster, Jr., Topeka, Kansas; John W. Norris, Jr., Richardson, Texas; and John A. Wing, Evanston, Illinois; and each such person shall serve a term expiring at the third annual shareholders' meeting following the effective date hereof. After the initial term of the directors of a class of directors under these Amended and Restated Articles of Incorporation, each director of such class as may be elected shall be elected for a term expiring on the third annual shareholders' meeting following the annual meeting at which such director is elected. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve until a successor is duly elected and qualified, and shall be eligible for re-election.

SECTION 3.

The Board of Directors shall have the power without the assent or vote of the shareholders of the Corporation to adopt such Bylaws and rules and regulations for the transaction of business of the Corporation not inconsistent with these Amended and Restated Articles of Incorporation or the laws of the State of Iowa, and to amend, alter or repeal such Bylaws, rules or regulations. Advance notice of nominations for the election of directors and of business to be brought by shareholders before any meeting of shareholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation. The Board of Directors may fix reasonable compensation of the directors for their services.



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SECTION 4.

A majority of the directors then in office, in their sole discretion, and whether or not consisting of less than a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise, and may elect directors to fill any newly created directorships. Except as otherwise expressly provided by law and subject to the terms of any preferred stock, the shareholders may not elect a replacement director to fill any vacancy on the Board of Directors caused by death, resignation, retirement, disqualification, removal or otherwise, and may not elect directors to fill any newly created directorships. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of the office for which candidates are nominated and elected shall be divided as set forth in Section 2 of this Article
VII. A director may be removed with or without cause by the shareholders.

                                  ARTICLE VIII

                                 INDEMNIFICATION

The Corporation shall indemnify a director, officer or employee of the Corporation, whether serving before or after its conversion from a mutual insurance holding company to a stock company, and each director, officer or employee of the Corporation who is serving or who has served, whether before or after its conversion from a mutual insurance holding company to a stock company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan to the fullest extent possible, as provided in Sections 850 through 858 of the Iowa Business Corporation Act, and the Corporation's Bylaws, subject to such limitations as may be established by the Board of Directors. Any repeal or modification of this Article VIII or of Sections 850 through 858 of the Iowa Business Corporation Act, shall not adversely affect any right of indemnification of a director, officer or employee of the Corporation existing at any time prior to such repeal or modification.

                                   ARTICLE IX

                         DIRECTORS NOT PERSONALLY LIABLE

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (iv) under section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not




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adversely affect any limitation on the personal liability or any other right or protection of a director of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

                                    ARTICLE X

                    ADOPTION OF IOWA BUSINESS CORPORATION ACT

The Corporation voluntary elects to adopt the provisions of the Iowa Business Corporation Act pursuant to Section 490.1701, of the Iowa Business Corporation Act.

                                   ARTICLE XI

                                 CORPORATE SEAL

The Corporation shall have no corporate seal.

1. The date of adoption of the Amended and Restated Articles of Incorporation by the Board of Directors of the Corporation was December 17, 1999.

2. The duly adopted Amended and Restated Articles of Incorporation supersedes the original articles of incorporation and all amendments therein.

3. The Amended and Restated Articles of Incorporation amend the original articles of incorporation. The designation, number of members of the Corporation qualified to vote, number of votes entitled to be cast by each voting group entitled to vote separately on the Amended and Restated Articles of Incorporation, and the number of votes of each voting group indisputably represented at the meeting is as follows:

----------------------------------------------------------------------------------------------------------------

 DESIGNATION OF GROUP      NUMBER OF MEMBERS ENTITLED   VOTES ENTITLED TO BE CAST   VOTES REPRESENTED AT MEETING
                                     TO VOTE              ON RESTATED ARTICLES
----------------------------------------------------------------------------------------------------------------
MEMBERS QUALIFIED TO VOTE            295,126                    295,126                      101,837
----------------------------------------------------------------------------------------------------------------


4a. The total number of votes cast for and against the Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the Amended and Restated Articles of Incorporation is as follows:



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------------------------------------------------------------------------------

       VOTING GROUP            VOTES FOR          VOTES AGAINST
------------------------------------------------------------------------------

MEMBERS QUALIFIED TO VOTE         99,337                2,500
------------------------------------------------------------------------------

The number of votes cast for the Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by that voting group.

5. The effective time and date of these Amended and Restated Articles of Incorporation shall be September 20, 2000 at 12:02 A.M.

IN WITNESS WHEREOF, American Mutual Holding Company has caused this Amended and Restated Articles of Incorporation to be signed by Roger K. Brooks, its Chairman, President and Chief Executive Officer, this 20th day of September, 2000.

                                     American Mutual Holding Company



                                     By: /s/ Roger K. Brooks
                                         ------------------------------------
                                         Roger K. Brooks, Chairman, President
                                         and Chief Executive Officer

ATTEST:

/s/ James A. Smallenberger
---------------------------------
James A. Smallenberger, Secretary

STATE OF IOWA     )
                  )SS
COUNTY OF POLK    )

On this 20th day of September, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Roger K. Brooks and James A. Smallenberger, being by me duly sworn, did say that Roger K. Brooks is the Chairman, President and Chief Executive Officer and that James A. Smallenberger is the Secretary of American Mutual Holding Company, executing the within and foregoing instrument; that said instrument was signed on behalf of said Corporation by authority of its Board of Directors; and the said Chairman, President and Chief Executive Officer, and Secretary, severally as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and by him voluntarily executed.

                                     /s/ Juli L. Aldrich
                                     -----------------------------------
                                     Notary Public in and for said State


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